EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Investment Management Fee Reduction Agreement between Waddell & Reed Investment Management Company and Ivy Funds Variable Insurance Portfolios on behalf of its series Ivy Funds VIP Real Estate Securities, effective May 1, 2016, was filed with the Securities and Exchange Commission by EDGAR on April 28, 2016 in Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A, and is incorporated by reference herein.